Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-216687) of J.Jill, Inc. of our reports dated April 12, 2018 and October 21, 2016, except for the effects of the corporate conversion as discussed in Note 1, Note 13, and Note 15, and the parent merger discussed in Note 1 as to which the date is February 25, 2017 relating to the financial statements, which appear in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 12, 2018